TCF Ventures Corp.

162 – 2906 West Broadway

Vancouver, British Columbia

Canada V6K 2G8

[t] 604.340.3774

[f] 604.844.2270

[e] tfernback@telus.net

CONSULTANT ENGAGEMENT AGREEMENT

THIS AGREEMENT dated as of February 7, 2006 is made

AMONG:

TCF VENTURES CORP., 162 – 2906 West Broadway, Vancouver, British Columbia, V6K 2G8

(the “Consultant”)

AND:

UPSTREAM BIOSCIENCES INC., Genome Sciences Centre, BC Cancer Agency, 100 – 570 West 7th Avenue Vancouver, British Columbia, V5Z 4S6

(the “Company”)

AND:

INTEGRATED BRAND SOLUTIONS INC., 803 – 699 Cardero Street, Vancouver, British Columbia, V6G 3H7

(the “Pubco”)

WHEREAS:

A.           Pubco is a publicly traded company with its securities quoted for sale on the Over the Counter Bulletin Board (or “OTCBB”). Pubco is in the process of acquiring the Company and after the successful conclusion of the acquisition, the Company will remain as a wholly-owned subsidiary of Pubco.

B.           The Company, Pubco and its principals have expressed an interest in hiring a consulting company for various financial advisory services as described herein and the Company and Pubco wish to retain the Consultant to provide certain financial advisory services to Pubco.

____________________________________________________________________________________

TCF Ventures Corp. 162-2906 West Broadway Vancouver, British Columbia, Canada V6K 2G8

[t] 604.340.3774 [f] 604.844.2270 [e] tfernback@telus.net

TCF Ventures Corp.

162 – 2906 West Broadway

Vancouver, British Columbia

Canada V6K 2G8

[t] 604.340.3774

[f] 604.844.2270

[e] tfernback@telus.net

1.	APPOINTMENT OF THE CONSULTANT:

1.1                        Pubco appoints the Consultant to carry out the corporate role of Chief Financial Officer and also assist in areas of business development and general company management.

1.2                        Notwithstanding the compensation received hereunder by the Consultant, the Company and Pubco will be jointly responsible for the reimbursement of all expenses incurred by the Consultant for the proper execution of this Agreement, including but not limited to, all Pubco and Company expenses relating to travel & transportation, lodging, entertainment, telecommunication, office-related expenses, printing, photocopying, as well as, various indemnification related expenses (as discussed herein).

2.	CONSULTANCY SERVICES FEE

2.1                      The consultancy services fee (the “Fee”) for services rendered by the Consultant will be initially set at a rate of CDN$5,000 plus applicable Canadian Goods & Services Tax (“GST”) on a monthly basis (or CDN$5,350 per month inclusive of GST), for a total of approximately CDN$64,200 per year (inclusive of GST). The Fee will be invoiced on a monthly basis on the final calendar day of the month commencing immediately upon execution of this Agreement by the Consultant. The Fee is to be paid immediately by Pubco upon invoicing by the Consultant.

It is understood that this Fee will be revised upwards on the following schedule (the “Revised Fee”):

•	CDN$6,000 per month plus GST (or CDN$6,420 per month inclusive of GST) immediately upon the conclusion of Pubco’s second financing round projected at US$500,000 in gross proceeds (Series B Round),
•	CDN$7,000 per month plus GST (or CDN$7,490 per month inclusive of GST) immediately upon the conclusion of Pubco’s third financing round projected at US$500,000 in gross proceeds (Series C Round)

Furthermore, it is understood that this Fee may be further revised upwards at any time that the Consultant becomes a full-time employee of either Pubco or the Company. At this point in time, Mr. Tim Fernback, sole Director and shareholder of the Consultant, will immediately receive annual compensation at the same monetary rate as the greater of either Joel Lloyd Bellenson, anticipated Pubco CEO, or Dexster L. Smith, anticipated Pubco President. Additionally, Mr. Tim Fernback will also participate in any additional health benefits, corporate benefits, profit sharing and option benefits plans available to full-time employees of the Company or Pubco. The benefits plans (described above) will be under the same terms as those offered to either Joel Lloyd Bellenson, anticipated Pubco CEO, or Dexster L. Smith, anticipated Pubco President.

2.2                        In addition, Pubco will immediately issue 300,000 Pubco common shares to the Consultant at a rate of US$0.0001/share, as an Agreement signing bonus.

Furthermore, Pubco will immediately issue another 200,000 Pubco common shares to the Consultant at a rate of US$0.0001/share as an additional Agreement signing bonus. These 200,000 Pubco common shares will be held in a mutually agreeable escrow account and released to the Consultant upon the successful closing of any debt, equity or

________________________________________________________________

TCF Ventures Corp. 162-2906 West Broadway Vancouver, British Columbia, Canada V6K 2G8

[t] 604.340.3774 [f] 604.844.2270 [e] tfernback@telus.net

TCF Ventures Corp.

162 – 2906 West Broadway

Vancouver, British Columbia

Canada V6K 2G8

[t] 604.340.3774

[f] 604.844.2270

[e] tfernback@telus.net

convertible security financing round after the Series C Financing Round (discussed herein).

2.3                        In addition to the Fee and issuance of common shares described above, Pubco will issue to the Consultant a ten-year option to purchase 400,000 Pubco common shares exercisable at terms and conditions equal to those granted to either of Joel Lloyd Belleson, anticipated Pubco CEO, or Dexster L. Smith, anticipated Pubco President (the “Options”). These Options will be vested over a three (3) year period on the following schedule:

•	100,000 options vested immediately upon the execution of this Agreement.
•	100,000 options vested annually thereafter until a total of 400,000 options have been fully vested.

Any additional options granted to the Consultant, or Mr. Tim Fernback, will be under the same terms and vesting schedule as options granted to either of Joel Lloyd Belleson, anticipated Pubco CEO, or Dexster L. Smith, anticipated Pubco President.

3.	THE CONSULTANT AS AN INDEPENDENT CONTRACTOR

3.1                        The Consultant will perform the duties as Consultant hereunder as an independent contractor.

3.2                        Neither the Consultant nor any of their employees are for the purposes of this Agreement employees of the Company or Pubco and nothing herein shall be construed so as to make them employees or to impose any liability on either the Company or Pubco in the context of employer or employee.

3.3                        The Consultant will bear the sole and complete responsibility and liability for the employment, conduct and control of their employees, agents and contractors and for the injury of such persons or injury to others through the actions or omissions of such persons.

4.	INDEMNITY

4.1                        The Company and Pubco will indemnify and save harmless the Consultant and its directors, officers, employees and agents, and shareholders, or any of them, for any loss, liability, claim, damages or expense (including the cost of investigating, settling or defending any alleged loss, liability, claim, damages or expense and counsel fees incurred in connection therewith) incurred by them or by any of them on account of any reasonable action taken in the best interest of the Company and Pubco, or omitted by the Consultant in the performance of their duties under this Agreement.

4.2                        The indemnifying parties under clause 4.1 hereof, as the case may be, will assume the defence of the action or claim, including the employment of counsel selected by the Consultant and the payment of all associated expenses, taxes and disbursements.

4.3                        The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the party entitled to an indemnity hereunder from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the party entitled to an

____________________________________________________________________________________

TCF Ventures Corp. 162-2906 West Broadway Vancouver, British Columbia, Canada V6K 2G8

[t] 604.340.3774 [f] 604.844.2270 [e] tfernback@telus.net

TCF Ventures Corp.

162 – 2906 West Broadway

Vancouver, British Columbia

Canada V6K 2G8

[t] 604.340.3774

[f] 604.844.2270

[e] tfernback@telus.net

indemnity hereunder arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

5.	TERM AND TERMINATION

5.1                        This Agreement shall be effective from the date hereof for a term of thirty six (36) months or until this Agreement is terminated as defined herein. This Agreement is renewable by mutual written consent of the Consultant, the Company and Pubco unless otherwise terminated pursuant to the provisions of this Agreement. Any party may terminate this Agreement at any time. Upon termination notice given by Pubco or the Company to the Consultant, the Consultant will be paid the entire Fee owing, plus any and all anticipated Fees to be earned over the subsequent six (6) calendar month period (the “Termination Fee”), regardless of the completion of services delivered to either Pubco or the Company. If requested by Pubco in writing, the Consultant will deliver to Pubco and Company all documents received from Pubco and the Company. If a termination notice is given by the Consultant to either Pubco or the Company, no further Fee payments are to be payable by either the Company or Pubco, although all pro-rata Fees and all expenses incurred to the date of the termination notice will be immediately paid by Pubco to the Consultant. In addition to this, if a termination notice is given by Pubco or the Company within the first (6) months of the Agreement being signed for reasons solely to do with the insolvency of both Pubco and the Company, the Termination Fee may be either reduced or eliminated at Pubco’s and the Company’s sole discretion. Any Fee payments, shares, options, applicable taxes and expenses previously paid by either Pubco or the Company to the Consultant at the time of deliver of the notice of termination will be considered non-refundable.

6.	TIME

Time is of the essence of this Agreement.

7.	LANGUAGE

This Agreement is to be read with all changes in gender or number as required by the context.

8.	ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

9.	COUNTERPARTS

This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

____________________________________________________________________________________

TCF Ventures Corp. 162-2906 West Broadway Vancouver, British Columbia, Canada V6K 2G8

[t] 604.340.3774 [f] 604.844.2270 [e] tfernback@telus.net

TCF Ventures Corp.

162 – 2906 West Broadway

Vancouver, British Columbia

Canada V6K 2G8

[t] 604.340.3774

[f] 604.844.2270

[e] tfernback@telus.net

10.	HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

11.	LAW

This Agreement is governed by the law of British Columbia, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

UPSTREAM BIOSCIENCES INC.	INTEGRATED BRAND SOLUTIONS INC.

/s/ Joel Bellenson	/s/ Steve Bajic
Authorized Signatory	Authorized Signatory

Joel Bellenson, CEO	Steve Bajic, President
Print Name and Title	Print Name and Title

TCF VENTURES CORP.

/s/ Tim Fernback

Mr. Tim Fernback, B.Sc., MBA

President and Director

____________________________________________________________________________________

TCF Ventures Corp. 162-2906 West Broadway Vancouver, British Columbia, Canada V6K 2G8

[t] 604.340.3774 [f] 604.844.2270 [e] tfernback@telus.net